FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February, 2000

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine 1-3429 01-0113635

(State, or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code 207-768-5811

Current Report, Form 8 K for Maine Public Service Company

Date of Report: February, 2000

Item 5(a) Other Material Events - Maine Public Utilities Commission Approves Stipulation Regarding Stranded Cost Recovery.

Reference is made to the Company's Form 10-Q, Part II, Legal Proceedings, Item 1(d) for the quarter ended September 30, 1999, and Form 8-K, Item 5(b) filed on December 1, 1999, in which the Company reported that a Stipulation resolving the revenue requirements and rate design issues for the Company's Transmission and Distribution (T&D) utility had been approved by the Maine Public Utilities Commission (MPUC). In its December 1, 1999 Order in Docket No. 98-577, the MPUC approved certain stranded costs principles but lacked the information to determine the precise amount of stranded cost recovery to be included in customer rates starting March 1, 2000, or the recovery period of the stranded costs.

On January 27, 2000, the MPUC approved a Stipulation in Phase II of Docket No. 98-577 that provided for the recovery in rates of the Company's stranded investment. The major element of the Phase II Stipulation was the $12.5 million of stranded investment recoverable annually beginning March 1, 2000. This revenue requirement includes a return on unrecovered stranded investment based on the capital structure approved by the MPUC in its December 1, 1999 Order. The approved capital structure will consist of 51% common equity with an authorized return on equity of 10.7%. The Phase II Stipulation also allowed the Company to offset its unrecovered stranded investment in Seabrook by approximately $7 million, representing an amount equal to 35% of the available value from the sale of the generation assets. The parties to the Phase II Stipulation also resolved several rate design issues, principally the elimination of the inclining block rate for residential customers. In addition, the Company was granted several accounting orders incorporating certain accounting methodologies used in determining the elements of stranded costs. The annual revenue requirement associated with the recovery of stranded costs will be reviewed every two years.

With the award of the standard offer rate on November 18, 1999, and orders approving the Company's T&D rates and stranded investment recovery rates described above, the MPUC has established all elements of customer rates effective March 1, 2000, the beginning of deregulation in Maine. On average, our customers' rates will be reduced by approximately 6%.

Current Report, Form 8-K for Maine Public Service Company

Date of Report: February, 2000

Item 5(b) Other Material Events - Maine Public Utilities Commission Approves Common Stock Repurchase Program.

Reference is made to the Company's Form 10-Q, Part II, Legal Proceedings, Item 1(d) for the quarter ended September 30, 1999, Form 8-K, Item 5(b) filed on December 1, 1999, and Item 5(a) above in which the Company reported that stipulations resolving revenue requirements and rate design issues for transmission and distribution rates, as well as stranded investment, have been approved by the Maine Public Utilities Commission (MPUC). In the Stipulations, approved by the MPUC, the parties also agreed to a capital structure consisting of 51% common equity and 49% of debt. After paying off debt with proceeds from the sale of the Company's generating assets, as required under the Company's mortgage indentures, the Company projects that the percentage of common equity as a component in its capital structure would exceed 51%.

In order to manage its capital structure to limit common equity to 51%, the MPUC, on November 17, 1999, approved the Company's request to repurchase up to 500,000 shares of its common stock over a period of five years. The shares will be repurchased through an open-market program. Previously over a five-year period from September, 1989 to September, 1994, the Company purchased 250,000 shares at a cost of $5.7 million, all of which are held in treasury shares, in order to maintain the Company's capital structure at levels appropriate for an investor-owned electric utility.

MAINE PUBLIC SERVICE COMPANY

Registrant

Dated: February 8, 2000 /s/ Larry E. LaPlante

Larry E. LaPlante, Vice President,

Treasurer and Chief Financial Officer